Exhibit 1.2

                               ARTICLES OF MERGER
                                       OF
                           PROMOTIONAL CONCEPTS, INC.
                              a Nevada Corporation
                                  TARTAM, INC.
                              a Nevada Corporation



     The  undersigned   corporations,   PROMOTIONAL  CONCEPTS,  INC.,  a  Nevada
corporation ("PRO"), and TARTAM, INC., a Nevada corporation ("TAR"), do hereby certify:

1. TAR is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on July 17, 2000.

2. PRO is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on May 28, 1998.

3. TAR and PRO are parties to a Merger Agreement, pursuant to which TAR will be merged with and into PRO. Upon completion of the merger PRO will be the surviving corporation in the merger and TAR will be dissolved. Pursuant to the Merger Agreement the stockholders of TAR will receive stock in PRO. This merger has been conducted in accordance with the provisions in article
     5.03 of the Nevada Business Corporation Act

4. The Articles of Incorporation and Bylaws of PRO as existing prior to the effective date of the merger shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

5. The complete executed Agreement and Plan of Merger dated as of March 5, 2001 which sets forth the plan of merger providing for the merger of TAR with and into PRO is on file at the corporate offices of PRO.

6. A copy of the Agreement and Plan of Merger will be furnished by PRO on request and without cost to any stockholder of any corporation which is a party to the merger.

7. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by a majority of the Board of Directors of TAR at a meeting held March 5, 2001.

8. TAR has 6,000,000 shares of common stock issued, outstanding and entitled to vote on the merger. At a meeting of the Shareholders of TAR held, March 5, 2001, 6,000,000 shares voted in favor of the merger.

9. The plan of merger as set forth in the Agreement and Plan of Merger, was approved by a Unanimous Consent of the Board of Directors of PRO dated March 5, 2001.

10.  Stockholder   approval  of  the   Agreement  and  Plan  of  Merger  by  the
     Stockholders of PRO is not required.

11. The manner in which the exchange of issued shares of TAR shall be affected is set forth in the Agreement and Plan of Merger.

     IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger at Cedar Hill, Nevada on March 5, 2001.


PROMOTIONAL CONCEPTS, INC.                      TARTAM, INC.
a Nevada corporation                            a Nevada corporation


By/s/ David Gass                                 By/s/ Tammy Mees
     / David Gass, President                     Tammy Mees, President







EXHIBIT 1.2

                               ARTICLES OF MERGER
                                       OF
                           PROMOTIONAL CONCEPTS, INC.
                              a Nevada Corporation
                                       and
                                  TARTAM, INC.
                              a Nevada Corporation



     The  undersigned   corporations,   PROMOTIONAL  CONCEPTS,  INC.,  a  Nevada
corporation ("PRO"), and TARTAM, INC., a Nevada corporation ("TAR"), do hereby certify:

8. TAR is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on July 17, 2000.

9. PRO is a corporation duly organized and validly existing under the laws of the State of Nevada. Articles of Incorporation were originally filed on May 28, 1998.

10. TAR and PRO are parties to a Merger Agreement, pursuant to which TAR will be merged with and into PRO. Upon completion of the merger PRO will be the surviving corporation in the merger and TAR will be dissolved. Pursuant to the Merger Agreement the stockholders of TAR will receive stock in PRO. This merger has been conducted in accordance with the provisions of the Nevada Business Corporation Act

11. The Articles of Incorporation and Bylaws of PRO as existing prior to the effective date of the merger shall continue in full force as the Articles of Incorporation and Bylaws of the surviving corporation.

12. The complete executed Agreement and Plan of Merger dated as of March 5, 2001 which sets forth the plan of merger providing for the merger of TAR with and into PRO is on file at the corporate offices of PRO.

13. A copy of the Agreement and Plan of Merger will be furnished by PRO on request and without cost to any stockholder of any corporation which is a party to the merger.

14. The plan of merger as set forth in the Agreement and Plan of Merger, has been approved by a majority of the Board of Directors of TAR at a meeting held March 5, 2001.

8. TAR has 6,000,000 shares of common stock issued, outstanding and entitled to vote on the merger. At a meeting of the Shareholders of TAR held, March 5, 2001, 6,000,000 shares voted in favor of the merger.

11. The plan of merger as set forth in the Agreement and Plan of Merger, was approved by a Unanimous Consent of the Board of Directors of PRO dated March 5, 2001.

12.  Stockholder   approval  of  the   Agreement  and  Plan  of  Merger  by  the
     Stockholders of PRO is not required.

11. The manner in which the exchange of issued shares of TAR shall be affected is set forth in the Agreement and Plan of Merger.
     IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger at Cedar Hill, Nevada on March 5, 2001.

     IN WITNESS WHEREOF, the undersigned have executed these Articles of Merger at Las Vegas, Nevada on March 5, 2001.


PROMOTIONAL CONCEPTS, INC.                  TARTAM, INC
a Nevada corporation                         a Nevada corporation


----------------------------                ------------------------
   David Gass, President                    Tammy Mees, President &
                                            Secretary